EXHIBIT 23.1

                       INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference into the accompanying Fifth Post-Effective Amended Registration Statement on Form S-8 for NMXS.com, Inc., of our report dated February 6, 2003, relating to our audit of the financial statements of NMXS.com, Inc. and subsidiaries for the year ended December 31, 2002, included in the Annual Report on Form 10-KSB for the year ended December 31, 2002.

/s/ Beckstead and Watts, LLP
Beckstead and Watts LLP

Las Vegas, Nevada
October 9, 2003